EXHIBIT 10.13
February 21, 2006
Mr. Matt Crouse
NEKSEN Energy
205 South 8th
Sabetha, Kansas 66534
Topography Survey (Ethanol Plant – Falls City, NE)
Dear Mr. Crouse:
Hanson-Wilson, Inc. (HWI) is pleased to present our proposal to perform topography survey for the above-mentioned project.
Schedule and Fee:
HWI could begin immediately upon a notice-to-proceed via email and would utilize the existing contract executed by both parties for the intial scope of work. HWI could set all survey control, perform (2) H & H studies (Hydrology & Hydraulics), and perform all survey required within BNSF right-of-way within 1 week of a notice-to-proceed and available BNSF flagging. Our lump sum fee for these services is $8,900.00. HWI could also perform all required topography survey for the entire project both on and off the BNSF right-of-way within 10 days of a notice-to-proceed. Our lump sum fee for the “entire” scope of survey is $14,500.00.
     Our “Scope of Services” items include:
➢	Obtain permission to survey the BNSF right-of-way

➢	Pay all fees for BNSF flagging.

➢	Perform topography survey for option selected above.

➢	Establish a digital terrain model (DTM) at (1foot) minimum contour interval as required by Fagen Engineering.

➢	Provide all electronic files to Fagen Engineering at their request.
     Deliverables:
➢	Electronic microstation V8 dgn drawings, Inroads DTM file, and ASCII file to Fagen Engineering and NEKSEN Energy as requested.
4015 S. 148th Street, Suite 101 ■ Omaha, Nebraska 68137 ■ 402-896-6100
Fax: 402-896-9300
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PRINTED ON RECYCLED PAPER

Sincerely,
/s/ Jeff T. LaMontagne
Jeff T. LaMontagne, P.E.
Project Manager/Track Design Team Leader
Hanson-Wilson, Inc.